                                                                    EXHIBIT 99.4
                        CROWN CASTLE INTERNATIONAL CORP.

                  Offer for Any and All Outstanding Shares of
              12 3/4% Senior Exchangeable Preferred Stock Due 2010
                   (Liquidation Preference $1,000 per Share)
                           in Exchange for Shares of
              12 3/4% Senior Exchangeable Preferred Stock Due 2010
                   (Liquidation Preference $1,000 per Share)
          Which Have Been Registered under the Securities Act of 1933

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated                   (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Crown Castle International Corp. (the "Company") to exchange its 12 3/4% Senior Exchangeable Preferred Stock due 2010, which have been registered under the Securities Act of 1933, as amended (the "New Preferred Stock") for each $1,000 liquidation preference of its outstanding 12 3/4% Senior Exchangeable Preferred Stock due 2010 (the "Old Preferred Stock"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 21, 1998, between the Company and the Initial Purchasers.

  This material is being forwarded to you as the beneficial owner of the Old Preferred Stock carried to us in your account but not registered in your name. A tender of such Old Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on                  , (the "Expiration Date")
(20 business days following the commencement of the Exchange Offer) unless extended by the Company. Any Old Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offer is for any and all Old Preferred Stock.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange OfferCConditions to the Exchange Offer."

  3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

  If you wish to tender your Old Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Preferred Stock.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Crown Castle International Corp. with respect to its Old Preferred Stock.

  This will instruct you to tender the Old Preferred Stock held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Preferred Stock held by you for my account as indicated below:

                                              Aggregate Liquidation Preference
                                                   of Old Preferred Stock
12 3/4% Senior Exchangeable Preferred Stock
 due 2010....................................
                                                   ----------------------
[_] Please do not tender any Old Preferred
   Stock held by you for my account.
Dated:                 , 1998
                                                   ----------------------

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                                                      Signature(s)

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                                                Please print name(s) here

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                                          -------------------------------------
                                                       Address(es)

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                                          Area Code(s) and Telephone Number(s)

                                          -------------------------------------
                                              Tax Identification or Social
                                                     Security No(s).

  None of the Old Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Preferred Stock held by us for your account.